Exhibit 99.1

GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE IAC/INTERACTIVECORP CLASS                                                    )       CONSOLIDATED

C RECLASSIFICATION LITIGATION                                                         )       C.A. No. 12975-VCL

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

WHEREAS, the above-captioned consolidated class action (the “Consolidated Action”) was commenced on behalf of a putative class of IAC/InterActiveCorp (“IAC” or the “Company”) stockholders to challenge a proposal disclosed on November 2, 2016 to adjust the capital structure of IAC through an amendment and restatement of IAC’s Certificate of Incorporation to establish a new class of non-voting capital stock, which would be known as “Class C common stock” (the “New Certificate”), and the potential declaration and payment of a dividend of one share of the Class C common stock for each outstanding share of IAC common stock and Class B common stock (the “Dividend” and, together with the adoption of the New Certificate, the “Class C Recapitalization”);

WHEREAS, on November 2, 2016, IAC filed a Preliminary Proxy Statement with the U.S. Securities and Exchange Commission disclosing the proposed Class C Recapitalization, which had been approved by IAC’s Board of Directors (the “Board”) on November 1, 2016, upon the recommendation of a

Special Committee of the Board, and which was set to be submitted to a vote of the stockholders on December 15, 2016, during IAC’s Annual Meeting;

WHEREAS, on November 7, 2016, IAC filed a Definitive Proxy Statement with the U.S. Securities and Exchange Commission requesting, among other things, that IAC stockholders vote to adopt the New Certificate to create the Class C common stock, and disclosing, among other things, (1) that any amendment and restatement of IAC’s Certificate of Incorporation would not be effective unless and until the Company filed the New Certificate with the Secretary of State of the State of Delaware, and (2) that the Company’s Board had reserved the right to abandon or delay the filing of the New Certificate notwithstanding stockholder approval of the proposed Class C Recapitalization;

WHEREAS, following the announcement of the Class C Recapitalization, and as of December 12, 2016, three purported class actions had been filed in this Court titled: Miller v. IAC/InterActiveCorp, C.A. No. 12929-VCL (Del. Ch. Nov. 22, 2016); Halberstam v. Bronfman, C.A. No. 12935-VCL (Del. Ch. Nov. 22, 2016); and California Public Employees’ Retirement System v. IAC/InterActiveCorp, C.A. No. 12975-VCL (Del. Ch. Dec. 12, 2016) (collectively, the “Delaware Actions”);

WHEREAS, the Delaware Actions alleged generally, among other things, that IAC’s directors breached their fiduciary duties in connection with the Class C

Recapitalization, that the creation of Class C common stock will not be in the best interests of IAC’s public stockholders, and that the creation of Class C common stock is designed to unduly benefit Defendant Barry Diller;

WHEREAS, on November 28, 2016, IAC filed a Supplement to its Definitive Proxy Statement disclosing, among other things, that IAC had agreed not to effect the Class C Recapitalization during the pendency of litigation challenging the Class C Recapitalization, and had so informed the Court;

WHEREAS, on December 15, 2016, IAC held its Annual Meeting;

WHEREAS, Defendants represent that certain IAC stockholders that together possess majority voting power adopted amendments to the Company’s existing Restated Certificate of Incorporation, as amended, to authorize 600,000,000 shares of Class C common stock and to establish the powers, preferences, rights and qualifications, limitations, and restrictions of the Class C common stock;

WHEREAS, on December 23, 2016, the Court entered an Order (the “December 23 Order”) appointing Plaintiff California Public Employees’ Retirement System as Lead Plaintiff and the law firms of Bernstein Litowitz Berger & Grossmann LLP and Friedlander & Gorris, P.A. (together, “Co-Lead Counsel”);

WHEREAS, on January 25, 2017, the Court entered an Order consolidating the Delaware Actions filed by Plaintiffs into the Consolidated Action and setting the schedule for the Consolidated Action;

WHEREAS, from December 2016 to June 2017, the Parties engaged in discovery in the Consolidated Action;

WHEREAS, on March 22, 2017, the International Brotherhood of Teamsters Local No. 710 Pension Plan filed a purported class action in this Court challenging the Class C Recapitalization, International Brotherhood of Teamsters Local No. 710 Pension Plan v. IAC/InterActiveCorp, C.A. No. 2017-0208-JTL (Del. Ch. Mar. 22, 2017) (the “International Brotherhood Action”);

WHEREAS, on April 3, 2017, the Court consolidated the International Brotherhood Action into the Consolidated Action;

WHEREAS, on June 21, 2017, the IAC Board determined to abandon the Class C Recapitalization that, according to Defendants, had been approved by stockholders with majority voting power on December 15, 2016, and, accordingly, not to file the New Certificate;

WHEREAS, that decision of the IAC Board, which is the subject of a Form 8-K publicly filed with the U.S. Securities and Exchange Commission on June 23, 2017, mooted the claims alleged in the Consolidated Action;

WHEREAS, on June 26, 2017, the Court entered a Stipulation and Order Dismissing Action as Moot and Retaining Jurisdiction to Determine Plaintiffs’ Counsel’s Application for an Award of Attorneys’ Fees and Reimbursement of Expenses, which provided for the dismissal of the Consolidated Action with prejudice to Plaintiffs and without prejudice to all other IAC stockholders, with the Court retaining jurisdiction for the purpose of the Court determining an appropriate award of attorneys’ fees and expenses;

WHEREAS, the parties thereafter engaged in extensive arm’s-length negotiations, including engaging a nationally-known mediator and conducting a mediation that included IAC’s insurers, and with the assistance and support of the mediator, IAC has agreed to pay $9,250,000 to Co-Lead Counsel for Plaintiffs pursuant to and following entry of this Stipulation and Order (the “Fee Payment”), which the parties and mediator believe is reasonable;

NOW, THEREFORE, upon consent of the parties:

IT IS HEREBY ORDERED this                         day of                          , 2017, pursuant to Court of Chancery Rule 23(e), that:

1.             The Company shall file a Form 8-K within ten (10) days following the entry of this Stipulation and Order of Dismissal (“Order”) that includes the disclosure set forth in Exhibit A hereto, which shall constitute adequate notice for purposes of Rule 23(e) (the “Notice”);

2.             The Company shall file with the Court an affidavit that the Notice has been made (the “Affidavit”) in accordance with paragraph 1 above no later than three (3) business days after the Notice has been made;

3.             Upon the filing of the Affidavit:

A.                          The Register in Chancery is directed to close this case on the docket;

B.                          The Court will no longer retain any jurisdiction over this action.

4.             The Company shall make the Fee Payment within three (3) business  days of entry of this Order to an account designated by Co-Lead Counsel.

Dated: October 3, 2017

FRIEDLANDER & GORRIS, P.A.

/s/ Christopher M. Foulds
Joel Friedlander (#3163)
Jeffrey Gorris (#5012)
OF COUNSEL:	Christopher M. Foulds (#5169)
Mark Lebovitch	1201 N. Market Street, Suite 2200 Wilmington, DE 19801
James Harrod
John Vielandi	(302) 573-3500
Christopher Orrico	Co-Lead Counsel for Plaintiffs
BERNSTEIN LITOWITZ BERGER
& GROSSMANN LLP
1251 Avenue of the Americas
New York, NY 10020
(212) 554-1400

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ John P. DiTomo
William M. Lafferty (#2755)
OF COUNSEL:	John P. DiTomo (#4850)
Theodore N. Mirvis	1201 N. Market Street
Paul K. Rowe	Wilmington, DE 19801
WACHTELL, LIPTON, ROSEN & KATZ	(302) 658-9200
51 West 52nd Street	Attorneys for Defendants
New York, NY 10019	IAC/InterActiveCorp, Barry Diller,
(212) 403-1000	Alexander von Furstenberg, Victor
Kaufman and Joseph Levin

IT IS SO ORDERED this       day of                  , 2017.

Vice Chancellor J. Travis Laster

EXHIBIT A

On December 12, 2016, the California Public Employees’ Retirement System (“CalPERS”) filed a purported class action (the “Action”) in the Court of Chancery of the State of Delaware against IAC/InterActiveCorp (“IAC” or the “Company”) and members of its Board of Directors (the “Board”). The suit was captioned California Public Employees’ Retirement System v. IAC/InterActiveCorp, C.A. No. 12975-VCL (Del. Ch. Dec. 12, 2016). The complaint alleged that the Company’s directors breached their fiduciary duties by approving two amendments to IAC’s Restated Certificate of Incorporation: (i) creating a new series of non-voting Class C common stock and authorizing the issuance of 600,000,000 Class C shares; and (ii) providing that IAC’s common stock, Class B super-voting common stock, and new Class C common stock would share ratably on a per share basis in any dividends declared by the Board (together, the “Reclassification”). The complaint further alleged that (i) the Reclassification conveyed a benefit to the Company’s controlling stockholder, Barry Diller, not shared with the Company’s unaffiliated stockholders and was adopted for the purpose of enabling the Diller family to maintain voting control; (ii) certain members of the Board lacked independence from Mr. Diller due to personal ties and business relationships with him; and (iii) the Board was coerced by what the complaint characterized as Mr. Diller’s threat to block potentially beneficial acquisitions that would dilute his voting power.

IAC and the Board filed an answer denying the material allegations of the complaint.

The parties engaged in extensive discovery until June 23, 2017, when the Company publicly announced in a Current Report on Form 8-K filed with the SEC that the Board had determined not to pursue the Reclassification. On June 26, 2017, the Court of Chancery entered an order dismissing the Action as moot, with the claims being dismissed with prejudice as to the named plaintiffs and without prejudice to the other members of the putative class. The Court retained jurisdiction to determine any application for an award of attorneys’ fees filed by Plaintiffs. After extensive arms’-length negotiations including the retention of a nationally-known mediator, the parties reached an agreement with respect to such fees of $9,250,000 (the “Fee Payment”). On October 3, 2017, the Court entered a Stipulation and Order requiring the Company to make the disclosures contained herein, and to make the Fee Payment within three (3) business days of the entry of the Order. The Court was not asked to and did not determine the amount of the award of attorneys’ fees.